Exhibit 99.1

For Immediate Release

Contact:           Vineyard National Bancorp
Shareholder Relations
951-271-4232
shareholderinfo@vineyardbank.com

Jon Salmanson
212-607-5412
j2salman@yahoo.com

Vineyard National Bancorp and Longtime Shareholder Jointly Announce  Preliminary Meeting Results

New York, N.Y. and Corona, CA — August 7, 2008 –Vineyard National Bancorp (the “Company”) (NASDAQ: VNBC), Vineyard Bank, N.A. (“Vineyard”) and the Company’s longtime shareholder, Jon Salmanson, announced today the preliminary results of the Company’s annual meeting of shareholders held August 5, 2008.  As previously announced, an alternate slate of directors was proposed for election to the Board of Directors (the “Board”) by Norman Morales and Jon Salmanson. The preliminary tally of votes cast in favor of the proposed alternate slate of directors showed that shareholders elected Douglas Kratz, Glen Terry, Cynthia Harriss, Lester Strong and Dev Ogle to the Board. Additionally, the results showed that shareholders voted to seat two current board members, David Buxbaum and Charles Keagle, to the new Board. When finally certified by the independent inspector of election for the annual meeting, this slate will be immediately seated and begin their service as the Company’s directors. Each of the elected directors has affirmed his willingness and commitment to serve on the Company’s Board. The Company will announce the final results of the annual meeting after the final tabulation of votes is completed and certified by the independent inspector of election.

The Company also announced that Jim LeSieur, who has served as president and chief executive officer (“CEO”) since early 2008, has agreed to continue to serve in this capacity while the Company identifies a permanent president and CEO.

Mr. Salmanson has stated that his support of and commitment to the newly elected slate of directors is unwavering. Mr. Salmanson commented, “We are pleased with the results of the election and the Board’s commitment to the Vineyard franchise. We believe that this Board has the vision, the energies, and the resources to accomplish what I have long recommended to the Company.” Salmanson added, “I know that this Board understands the urgency of the Company’s current circumstances and has the experience and capacity to promptly take the corrective actions that are needed. I would like to thank the shareholders who have overwhelmingly stated their support.”

According to Mr. Kratz, “One of the primary tasks of the new Board is to immediately implement the capital plan that has been developed for the Company. If successful, our efforts to raise and inject significant amounts of new regulatory capital will provide the Company with the liquidity and capital to maintain flexibility for its operations. By restoring the Company’s capital to the levels desired by the new Board, the Company will regain the ability to respond to market opportunities while it takes all necessary steps to strengthen its balance sheet in this challenging economic environment. We will continue to work with the previously identified financial advisors, which include Friedman, Billings, Ramsey & Co., Inc., Howe Barnes Hoefer Arnett, Inc., and Sandler O’Neill to accomplish this important task.”

Mr. Terry added, “We know management has been diligent in identifying and addressing weaknesses in its loan portfolio and that appropriate steps are being taken. The new Board will continue to support Vineyard’s efforts to accelerate the completion of this important process through the resources provided by the Company following implementation of the capital plan. The ability of the Company to execute its proposed capital plans will depend on a number of factors, including market conditions at the time. Returning the Company to stable and consistent operations is paramount. I am confident that the new Board has the tools, resources, and desire to accomplish this important endeavor. The Board will continue to be focused on the execution of the Company’s strategic initiatives in a very challenging economic market place, while rebuilding shareholder value and confidence.”

Mr. LeSieur added, “I look forward to working with the newly constituted Board to accomplish these objectives while continuing to meet our customers’ needs in the communities that we serve.”

About Vineyard National Bancorp

The Company is a $2.4 billion bank holding company headquartered in Corona, and the parent company of Vineyard, also headquartered in Corona. Vineyard operates through 16 full-service banking centers and four regional financial centers in the counties of Los Angeles, Marin, Orange, Riverside, San Bernardino, San Diego, Santa Clara and Ventura, Calif. The Company's common stock is traded on the NASDAQ Global Market System under the symbol "VNBC." For additional information on the Company visit www.vnbcstock.com and for additional information on Vineyard visit www.vineyardbank.com.

Forward-Looking Statements

Certain matters discussed herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Forward-looking statement in this press release may contain words such as "could," "expects," "may," "anticipates," "believes," "intends," "estimates," "targets," "envisions," "seeks" and other similar language, and includes statements regarding the expected results of the 2008 annual meeting of shareholders, the ability of the Company to obtain financing on acceptable terms, if at all, and the Company’s future results and prospects.  Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and could impact the Company and the statements contained herein can be found in the Company's filings with the SEC including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and other protections under the Federal securities laws. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.